Exhibit 1.3

(TRANSLATION)

REGULATIONS OF BOARD OF DIRECTORS

OF

NIPPON TELEGRAPH AND TELEPHONE CORPORATION

Established on March 28, 1985

Most recently revised on June 25, 2008

Article 1. (Purpose)

Unless otherwise provided by laws or regulations or the Articles of Incorporation, any matters with respect to conduct of the board of directors shall be governed by these regulations.

Article 2. (Composition)

The board of directors shall consist of all the directors.

Article 3. (Attendance by Corporate Auditors)

Any corporate auditor must attend meetings of the board of directors. In such event, he must express his opinions when it is deemed necessary.

Article 4. (Meetings)

Meetings of the board of directors shall consist of ordinary meetings of the board of directors and extraordinary meetings of the board of directors. An ordinary meeting of the board of directors shall be held generally once every month and an extraordinary meeting of the board of directors shall be held whenever it its deemed necessary.

Article 5. (Person to Convene Meetings and Chairman)

1. A meeting of the board of directors shall be convened by president and he shall act as chairman.

2. Notwithstanding the preceding paragraph, when the chairman of the board of directors is appointed, he shall convene the meeting and act as chairman. However, this provision shall not be applicable when the chairman of the board of directors is unable to act.

3. When the president is unable to act, one of the other directors shall convene the meeting of the board of directors and act as chairman in accordance with the order predetermined by resolution of the board of directors.

Article 6. (Procedures of Convocation)

1. Notice of a meeting of the board of directors shall be dispatched to each director and corporate auditor three (3) days prior to the date of the meeting. Such period of notice may, however, be shortened in case of emergency.

2. When there is unanimous consent of all the directors and corporate auditors, a meeting of the board of directors may be held without the notice mentioned in the preceding paragraph.

3. Any director may request the president or any other director authorized to convene a meeting of the board of directors by submitting in writing an agenda or, instead of submitting in writing, by providing by electromagnetic means information to be stated in such writing with consent of the president or such other director authorized to convene.

4. In case the request of the preceding paragraph has been made, if within five (5) days a notice of convocation of a meeting of the board of directors of which the day of meeting is within two (2) weeks from the day of the request is not dispatched, the director who made the request may convene the meeting of the board of directors.

5. Any corporate auditor may request that a meeting of the board of directors be convened in the cases enumerated by laws and regulations and if deemed necessary.

6. The provisions of paragraph 4 shall apply mutatis mutandis when there has been a request mentioned in the preceding paragraph.

Article 7. (Method of Adopting Resolutions)

1. Resolutions at a meeting of the board of directors shall be adopted by a majority vote of the directors present who shall constitute a majority of the directors entitled to participate in voting.

2. A director with a special interest in a resolution mentioned in the preceding paragraph shall have no right to vote on it.

3. Notwithstanding the preceding paragraph, in case a director presents a proposal concerning a matter submitted to a meeting of the board of directors and all directors (but limited to directors who are entitled to participate in voting on said proposal) approve of such proposal in writing or by electronic methods, the board of directors shall be deemed to have resolved the adoption of such proposal; provided, however, that this shall not apply when corporate auditors state objections to such proposal.

Article 8. (Matters to be Resolved at Meetings)

The matters to be resolved at meeting of the board of directors shall be as set forth in Annex I.

The contents of each item of “4. Matters concerning group management, (1) Matters concerning basic principles of group management” shall be as provided in Annex II, and each item of “9. Matters concerning business” shall be as provided in Annex III.

Article 9. (Handling Urgent Matters)

In the event that any matter to be resolved at a meeting cannot be presented to the meeting because of particular urgency, the president may execute such matter without a resolution of a meeting of the board of directors. In such event, the president shall present the matter to the next meeting and obtain approval.

Article 10. (Report)

Each director shall report the matters provided in Annex IV to meetings of the board of directors.

Article 11. (Minutes)

The minutes of a meeting of the board of directors shall contain a summary of proceedings and the results thereof, other matters specified in laws and regulations and the name of directors who did not vote for a resolution and they shall bear the names and seal impressions of the directors and corporate auditors present.

Article 12. (Notice to Directors and Corporate Auditors Absent)

Directors and corporate auditors absent from a meeting of the board of directors shall be notified of the results of the proceedings.

Supplementary Provision

(March 28, 1985)

These regulations shall come into force on April 1,1985.

Supplementary Provision

(November 2,1990)

These regulations shall come into force on November 5, 1990.

Supplementary Provision

(July 5,1991)

These regulations shall come into force on July 5,1991.

Supplementary Provision

(January 14,1994)

These regulations shall come into force on January 14,1994.

Supplementary Provision

(April 28,1994)

These regulations shall come into force on April 28,1994.

Supplementary Provision

(June 10, 1994)

These regulations shall come into force on June 29, 1994.

Supplementary Provision

(July 1, 1999)

These regulations shall come into force on July 1, 1999.

Supplementary Provision

(December 9, 1999)

These regulations shall come into force on December 9, 1999.

Supplementary Provision

(March 29, 2000)

These regulations shall come into force on March 29, 2000.

Supplementary Provision

(June 27, 2002)

These regulations shall come into force on June 27, 2002.

Supplementary Provision

(April 28, 2006)

These regulations shall come into force on May 1, 2006.

Supplementary Provision

(April 28, 2006)

These regulations shall come into force on June 28, 2006.

Supplementary Provision

(June 25, 2008)

These regulations shall come into force on June 25, 2008.

ANNEX I

1. Matters concerning shareholder’s meetings

(1)	Convocation of a shareholder’s meeting

(2)	Determination of the order of directors who shall convene a shareholders’ meeting and act as chairman when the president is unable to act

(3)	Determination of agenda of a shareholders’ meeting

2. Matters concerning financial statements

(1)	Approval of financial statements, business reports and schedules attached thereto

(2)	Approval of consolidated financial statements

(3)	Determination of interim dividends

(4)	Approval of quarterly balance sheets (consolidated and non-consolidated) and quarterly statements of income (consolidated and non-consolidated)

(5)	Approval of security reports and quarterly reports and annual reports (Form 20-F) to be filed with United States Securities and Exchange Commission

3. Matters concerning meeting of the board of directors

(1)	Determination of the order of directors who shall convene a meeting of the board of directors and act as chairman when the president is unable to act

(2)	Establishment, amendment or cancellation of the regulations of the board of directors

4. Matters concerning group management

(1)	Matters concerning basic principles of group management

(2)	Execution and amendment of agreements concerning operating expenses for group management

(3)	Execution and amendment of agreements concerning fundamental research and development

5. Matters concerning shares, bonds, etc.

(1)	Issue of new shares

(2)	Split of shares

(3)	Free share allocation

(4)	Acquisition of the company’s own shares

(5)	Disposition of the company’s own shares

(6)	Cancellation of the company’s own shares

(7)	Offering of bonds or notes

(8)	Issue of stock acquisition rights

(9)	Free allocation of stock acquisition rights

(10)	Cancellation of stock acquisition rights

(11)	Issue of bonds or notes with stock acquisition rights

(12)	Establishment, amendment or cancellation of the share handling regulations

(13)	The determination of the record date (excluding the record date provided in the Articles of Incorporation)

(14)	Determination of the transfer agent regarding shares and stock acquisition rights, its location and the scope of its authority

6. Matters concerning officers

(1)	Appointment and dismissal of representative directors and other directors with specific titles

(2)	Appointment and dismissal of the chairman

(3)	Determination of the order of directors who shall act on behalf of the president when he is unable to act

(4)	Determination of assignment of works among directors and entrustment of duty as employee

(5)	Appointment of counsellors (sodan yaku) and advisors (komon)

(6)	Exemption of directors and corporate auditors from liabilities

7. Matters concerning personnel affairs and systems, etc.

(1)	Appointment and removal of branch managers and other employee in high ranks

(2)	Establishment, amendment or abolition of branch offices or any other substantial organization units

8. Matters concerning transactions between directors and the company

(1)	Approval of transactions by directors which are included in the business conducted by the company

(2)	Approval of transaction between directors and the company

9. Matters concerning businesses

(1)	Disposition or acquisition of substantial assets

(2)	Borrowing in substantial amounts

(3)	Any other particularly important matters concerning the business

10. Establishment of systems required by laws or regulations for the purpose of ensuring the proper conduct   of business

11. Others

(1)	Matters delegated by a resolution at a shareholder’s meeting to the board of directors

(2)	Matters considered particularly necessary by the board of directors

ANNEX II

Matters concerning basic principles of group management

1. Important basic policy concerning group management

2. Important business execution concerning group management

(1) execution and amendment of group agreements

(2) exercise of voting rights concerning principal subsidiaries

3. Any other important matters concerning group management

4. Important matters concerning business operation of subsidiaries

Attachment III

Matters for Decision	Decision Standards

1. Disposition or Acquisition of Substantial Assets [Disposition]

(1) Decisions regarding investments arising from establishment of subsidiaries etc.	[New Investment] • cases where investment amount is at least 100,000,000 Yen • cases where the investment ratio exceeds 50%

(2) Decisions regarding increase and decrease of investment in subsidiaries etc. (including mergers, acquisitions of shares)

[Increase of Investment]

•      cases where at least 100,000,000 Yen has already been invested, and cases where the additional amount will result in a total investment of at least 100,000,000 Yen

•      cases where the existing investment ratio exceeds 50%, and cases where the additional amount will result in a total investment ratio exceeding 50%

[Decrease of Investment]

•      cases of reduction of investment where at least 100,000,000 yen has already been invested

•      cases of reduction of investment where the existing investment ratio exceeds 50%

(3) Decisions regarding provisions of funds without repayment such as donations, sponsorships and contribution and matters similar thereto	• cases involving at least 30,000,000 Yen

(4) Decisions to join association	• cases involving at least 30,000,000 Yen

Matters for Decision	Decision Standards
(5) Decisions regarding disposition of research facilities (including software)	• cases involving at least 5,000,000,000 Yen

(6) Fixed Assets

 Decisions to dispose of land and buildings [sale amount (current price etc.)]	• cases involving at least 2,000,000,000 Yen

‚ Decisions to dispose of other fixed assets [sale amount (acquisition amount)]	• cases involving at least 1,000,000,000 Yen

(7) Decisions to implement overseas technical collaborations.	• cases involving at least 3,000,000,000 Yen

(8) Decisions to make loans to operational companies established as a result of restructuring	• amount of lending per quarter

(9) Decisions to make other loans	• cases involving at least 5,000,000,000 Yen

(10) Decisions to waive debt	• cases involving at least 1,000,000,000 Yen

[Acquisition]

(1) Decisions to construct facilities (for each project)

 Decisions to acquire land and buildings [total planned acquisition amount]	• cases involving at least 10,000,000,000 Yen

‚ Decisions to acquire other fixed assets, etc. [total planned acquisition amount]	• cases involving at least 10,000,000,000 Yen

(2) Decisions to acquire research facilities (including software)	• cases involving at least 5,000,000,000 Yen

(3) Fixed assets

 Decisions to acquire land and buildings [estimated contract amount]	• cases involving at least 5,000,000,000 Yen

‚ Decisions to acquire other fixed assets [estimated contract amount]	• cases involving at least 5,000,000,000 Yen

ƒ Decisions regarding construction compensation (per construction project)	• cases involving at least 1,000,000,000 Yen

2. Borrowing in Substantial Amounts

(1) Decisions to borrow on long-term basis	• amount of borrowing per quarter

(2) Decisions to borrow on short-term basis	• maximum amount per quarter

(3) Decisions as to the giving of guarantee

 Giving of guarantee to financial subsidiaries	• maximum amount per quarter

‚ Others	• cases involving at least 5,000,000,000 Yen

3. Any Other Particularly Important Matters Concerning the Business

(1) Decision of annual business plans	• all cases

(2) Decision of implementation of ancillary businesses	• all cases

Matters for Decision	Decision Standards
(3) Decisions concerning implementation of activities to achieve objects	• all cases

(4) Decision to execute foreign cross-license contracts	• any important case

(5) Decision to execute contracts concerning business collaboration contracts	• any important case

(6) Business collaboration concerning technical development	• any important case

(7) Decision to execute business entrustment contracts (granting and accepting)	• cases involving at least 2,000,000,000 Yen

(8) Approval of shelf registration statements etc. for the purpose of issuing bonds	• all cases

(9) Decision to reappoint independent auditors	• all cases

4. Other Matters Considered Particularly Necessary by Convener

Attachment IV

1. Matters Specified in Laws and Regulations

(1) Status of Performance of Business

     Quarterly reports

(including donations, sponsorships and contributions, etc. of at least 10,000,000 Yen and less than 30,000,000 Yen, and investment etc. which do not require approval of the board of directors)

• quarterly

‚ Monthly accounting reports	• monthly (in principle)

(2) Reports as to matters which have been entrusted (matters where decisions, etc. regarding details have been left to the president)	• upon completion of matter

2. Matters Considered Necessary by the Board of Directors	• from time to time

3. Matters Considered Particularly Necessary by Convener	• from time to time